 Exhibit 10.3

MAKE GOOD ESCROW AGREEMENT

This Agreement, dated as of April 6, 2011 (this “Agreement”), is entered into by and among Shawn Knapp (“Mr. Knapp”), IIG Management LLC (the “Purchaser”), and Sichenzia Ross Friedman Ference LLP (the “Escrow Agent”).  Mr. Knapp and the Purchaser shall collectively be referred to as the “Escrowing Parties.” The principal address of each party hereto is set forth on Exhibit A.

WITNESSETH:

WHEREAS, Purchaser and Vanity Events Holding, Inc. (the “Company”) have entered into that certain securities purchase agreement dated on even date herewith (the “Purchase Agreement”) whereby the Company has agreed to sell and Purchaser has agreed to purchase a 10% convertible debenture (the “Debenture”), and  a warrant to purchase shares of the Company’s common stock (the “Warrants”) (the Debenture and the Warrant shall collectively be referred to as the “Securities”) for a total consideration of $135,000 (“Purchase Price”);

WHEREAS, pursuant to Section 6.1 of the Purchase Agreement, Purchaser and Mr. Knapp desire to deposit the Make Good Documents (as defined below) with the Escrow Agent, to be held and disbursed by the Escrow Agent pursuant to this Agreement and the Purchase Agreement; and

WHEREAS, Escrow Agent is willing to hold the Make Good Documents in escrow subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

Unless otherwise defined, all terms used herein shall bear the same meaning as set forth in the Stock Purchase Agreement.

1. Appointment of Escrow Agent.  Each Purchaser and the Company hereby appoint Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2. Terms of Escrow

a. Mr. Knapp shall deliver to the Escrow Agent (i) certificate(s) representing an aggregate of 129,738 shares of the Company’s series A convertible preferred stock, registered in the name of Shawn Knapp, the Company’s chief executive officer (the “Make Good Shares”), such shares to be held in escrow for the benefit of the Investor and (ii) a stock power duly executed in blank and with signature medallion guaranteed by a national bank or trust company, to be held in escrow in accordance with this Section 6.1 (collectively, the “Make Good Documents”).

b. For purposes of this Section 2, the Company’s gross revenues for the fiscal year ended December 31, 2011 is less than $2,500,000.00 (the “2011 Target Number”).

c. If the Company’s gross revenues are not equal to the 2011 Target Number, the Escrow Agent shall deliver all the Make Good Documents to the Investor.

d. If the Company’s gross revenues greater than or equal to the 2011 Target Number, the Escrow Agent shall deliver the Make Good Documents to Mr. Knapp.

e. The distribution of Make Good Documents pursuant to this Section 2 shall be made within five (5) business days after the Company files its Form 10-K with the SEC for the fiscal year ended December 31, 2011.  In the event that the Company does not file its Form 10-K for the year ended December 31, 2011 with the SEC within thirty (30) days after the date that filing was required, after giving effect to any extension pursuant to Rule 12b-25 of the 1934 Act, the Make Good Documents shall be delivered to the Investor.

3. Exculpation and Indemnification of Escrow Agent.

a. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein.  The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act.  The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document.  Except for amendments to this Agreement referenced below, and except for written instructions given to the Escrow Agent by the Company relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the Escrowing Parties, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

b. The  Escrow Agent shall not be liable to the Company or Purchaser or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The  Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

c. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company or Purchasers or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

d. The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company or Purchasers or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

e. To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose.  The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in this Agreement.

f. The Escrow Agent will be indemnified and held harmless by the Escrowing Parties from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence by Escrow Agent or breach of this Agreement by the Escrow Agent, or the monies or other property held by it hereunder.  Promptly after the receipt of the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against the Company or any of the Purchasers, notify each of them thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve any such party from any liability which such party may have to the Escrow Agent hereunder.  Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, seem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

g. For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

4. Termination of Agreement and Resignation of Escrow Agent

a. This Agreement shall terminate upon disbursement of all of the Escrowed Funds, provided that the rights of the Escrow Agent and the obligations of the Company and the Purchasers under Section 4 shall survive the termination hereof.

b. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the Purchasers at least five (5) business days written notice thereof (the “Notice Period”).  As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Escrowing Parties within the Notice Period, turn over to a successor escrow agent appointed by the Purchaser all Escrowed Funds (less such amount as the Escrow Agent is entitled to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof.  If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the parties from which they were received without interest or deduction.

5. Form of Payments by Escrow Agent.  Any payments by the Escrow Agent pursuant to the terms of this Agreement shall be made by wire transfer unless directed to be made by check by the Escrowing Parties.  All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

6. Compensation.  The Escrow Agent shall be entitled to compensation for its services in the amount of $2,500.00, which compensation shall be paid by the Investors on the date hereof. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event by the Company.  If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.   The Escrow Agent shall have, and is hereby granted, a prior lien upon the escrow funds with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the escrow funds..

7. Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m.  in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine).  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 8), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to addresses or facsimile numbers as applicable set forth on Exhibit A hereto.

8. Further Assurances.  From time to time on and after the date hereof, the Company and each of the Purchasers, if applicable, shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

9. Consent to Service of Process.  The Company and each Purchaser hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address listed on Exhibit A hereto.

10. Miscellaneous.

a. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted.  The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Escrow Agreement in its entirety and not only to the particular portion of this Agreement where the term is used.  The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity.  All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require.  This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

b. This Agreement and the rights and obligations hereunder of the Company and Purchasers may not be assigned.  This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior consent of the Escrowing Parties.  This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company, and the Purchasers. This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

c. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

11. Execution of Counterparts.   This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

[SIGNATURE PAGE TO VAEV MAKE GOOD ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of date first written above.

By: /s/ Shawn Knapp
Shawn Knapp

SICHENZIA ROSS FRIEDMAN FERENCE LLP

By: ______________________________
Name:
Title: Partner

PURCHASER

IIG MANAGEMENT LLC

By: /s/ Norman Nepo
Name: Norman Nepo
Title: Managing Member

EXHIBIT A

PARTIES TO AGREEMENT

Escrow Agent
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attn: Richard A Friedman, Esq.
Tel: (212) 930-9700
Email: rfriedman@srff.com

Shawn Knapp
118 Front Street
Brookings, South Dakota  57006
Tel. No.: 605-692-8226
Email: shawn@shogunenergy.com

Purchaser

Name of Purchaser: IIG Management LLC
Address: 1170 Kane Concourse # 404, Bay Harbor, FL  33154
Attention: Norman Nepo, Managing Member
Tel: 305-436-2000
Email: drnepo@iig.com